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Exhibit 23.2
Consent of Don Fuchs, CPA



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 29, 2004, of Multi Media Tutorial Services, Inc. of our report dated May 21, 2004, relating to the financial statements of Multi Media Tutorial Services, Inc. as of February 29, 2004.



/s/ Don Fuchs, CPA
Don Fuchs, CPA
Certified Public Accountant


July 29, 2004
Brooklyn, New York